UNITED STATES DISTRICT COURT

DISTRICT OF NEVADA

| | |
|---|---|
| Leslie Rutledge; and Falco Investments,<br>Plaintiffs,<br>vs.<br>David Figuiredo, et al.,<br>Defendants. | Case No.: 2:13-cv-00783-GMN-NJK<br>**ORDER** |

Pending before the Court is the Report and Recommendation of United States Magistrate Judge Nancy J. Koppe. (ECF No. 34.) For the reasons discussed below, the Court will accept and adopt in full Judge Koppe's Report and Recommendation.

## I. BACKGROUND

Pursuant to 28 U.S.C. § 636(b)(1)(B) and District of Nevada Local Rule IB 1-4, Judge Koppe recommended that this Court enter an order dismissing Plaintiffs' Complaint (ECF No. 1) for failure to comply with multiple orders, including orders to show cause. (R&R, ECF No. 34.) Judge Koppe's Report and Recommendation was entered in the docket on November 15, 2013, and Plaintiffs Leslie Rutledge and Falco Investments have not filed any opposition.

## II. LEGAL STANDARD

A party may file specific written objections to the findings and recommendations of a United States Magistrate Judge made pursuant to Local Rule IB 1-4. 28 U.S.C. § 636(b)(1)(B); D. Nev. R. IB 3-2. Upon the filing of such objections, the Court must make a de novo determination of those portions of the Report to which objections are made. *Id.* The Court may accept, reject, or modify, in whole or in part, the findings or recommendations. 28 U.S.C. § 636(b)(1); D. Nev. IB 3-2(b).

## III. DISCUSSION

Here, Plaintiffs were given multiple opportunities to comply with Orders from the Court, and Plaintiffs have not only failed to comply, but have also failed to enter any appearance in months. Given the findings of the Magistrate Judge, and Plaintiffs' litigation record as demonstrated in the docket, the Court finds ample cause to accept Judge Koppe's findings and to adopt the recommendation in full. Plaintiffs' Complaint (ECF No. 1) shall be dismissed with prejudice, and the case shall be closed.

## IV. CONCLUSION

**IT IS HEREBY ORDERED** that the Report and Recommendation (ECF No. 34) be **ACCEPTED** in full.

**IT IS FURTHER ORDERED** that Plaintiffs' Complaint (ECF No. 1) is **DISMISSED with prejudice**. The Clerk shall enter judgment accordingly.

**DATED** this 3rd day of December, 2013.

Gloria M. Navarro
United States District Judge